UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 20, 2019

Commission File Number: 0-29923

CUI Global, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CUI	Nasdaq Capital Market

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective June 20, 2019, Perkins & Company, P.C. (Perkins) was dismissed from the client-auditor relationship by CUI Global, Inc. (“the Company”). The termination of the relationship with the independent registered accounting firm was approved by the Audit Committee and ratified by the CUI Global Board of Directors.

Perkins' reports on the Company’s consolidated balance sheets as of and for the years ended December 31, 2018 and 2017 and related consolidated statements of operations, comprehensive income and (loss), changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the "consolidated financial statements") did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to the uncertainty, or audit scope. As discussed in Note 2 to the consolidated financial statements, the Company changed its method for the recognition, measurement, presentation and disclosure of revenue in the year ended December 31, 2018 due to the adoption of ASC 606, Revenue from Contracts with Customers. Perkins' report on the audit of the Company’s internal control over financial reporting as of December 31, 2018 expressed an unqualified opinion on the Company’s internal control over financial reporting.

In connection with the audit of CUI Global Inc., during the three fiscal years ended December 31, 2018, 2017 and 2016 and the subsequent period through June 20, 2019, there were no (1) disagreements between the Company and Perkins on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events as set forth in Item 304(a)(1)(iv) of Regulation S-K. The Company has provided Perkins with a copy of this Form 8-K and requested that Perkins provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Perkins agrees with the statements related to them made by the Company in this report. A letter from Perkins & Company, P.C is attached as Exhibit 16.1 of this Form 8-K.

Effective June 20, 2019, the Audit Committee appointed Grant Thornton LLP, as its independent registered public accounting firm to audit CUI Global, Inc. This proposal was ratified by the CUI Global Board of Directors and fulfills the requirement that our independent registered public accounting firm have appropriate international experience and capabilities to serve our existing and future operations.

During the three most recent fiscal years and any subsequent interim period prior to the June 20, 2019 appointment of Grant Thornton LLP as our independent registered public accounting firm, neither the Company, nor anyone on its behalf, consulted Grant Thornton LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements and neither a written report was provided to the Company nor oral advice was provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or any matter that was either the subject of a disagreement or a reportable event.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter, Dated June 24, 2019, from Perkins and Company to the United States Securities and Exchange Commission

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signed and submitted this 24th day of June 2019.

CUI Global, Inc.

By:	/s/ Daniel N. Ford
Daniel N. Ford Chief Financial Officer